LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned's hereby

makes,

constitutes and appoints each of Amit Kumar and

Scott R. Burell as the undersigned's true and lawful

attorney-in-fact, with full power and authority as

hereinafter described on behalf of and in the name,

place and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver and

file Forms 4 and 5 (including any amendments thereto)

with respect to the securities of CombiMatrix Corporation,

a Delaware corporation (the "Company"), with the United

States Securities and Exchange Commission, any national

securities exchanges and the Company, as considered

necessary or advisable under Section 16(a) of the

Securities Exchange Act of 1934 and the rules and

regulations promulgated thereunder, as amended from

time to time (the "Exchange Act");

(2) seek or obtain, as the undersigned's

representative and on the undersigned's behalf,

information on transactions in the Company's securities

rom any third party, including brokers, employee benefit

plan administrators and trustees, and the undersigned

hereby authorizes any such person to release any such

information to the undersigned and approves and

ratifies any such release of information; and

(3) perform any and all other acts which in the

discretion of such attorney-in-fact are necessary or

desirable for and on behalf of the undersigned in

connection with the foregoing.

The undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does

not require, such attorney-in-fact to act in their

discretion on information provided to such attorney-

in-fact without independent verification of such

information;

(2) any documents prepared and/or executed by such

attorney-in-fact on behalf of the undersigned pursuant

to this Power of Attorney will be in such form and will

contain such information and disclosure as such attorney-

in-fact, in his or her discretion, deems necessary or

desirable;

(3) neither the Company nor such attorney-in-fact

assumes (i) any liability for the undersigned's

responsibility to comply with the requirement of the

Exchange Act, (ii) any liability of the undersigned for

any failure to comply with such requirements, or

(iii) any obligation or liability of the undersigned for

profit disgorgement under Section 16(b) of the Exchange

Act; and

(4) this Power of Attorney does not relieve the

undersigned from responsibility for compliance with

the undersigned's obligations under the Exchange Act,

including without limitation the reporting requirements

under Section 16 of the Exchange Act.

The undersigned hereby gives and grants the foregoing

attorney-in-fact full power and authority to do and

perform all and every act and thing whatsoever

requisite, necessary or appropriate to be done in and

about the foregoing matters as fully to all intents

and purposes as the undersigned might or could do

if present, hereby ratifying all that such attorney-

in-fact of, for and on behalf of the undersigned,

shall lawfully do or cause to be done by virtue of

this Limited Power of Attorney.

This Power of Attorney shall remain in full force and

effect until revoked by the undersigned in a signed

writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this

Power of Attorney to be executed as of this 4th

day of MArch, 2008.

Michael D Vrbanac

Michael D Vrbanac